CONFORMED

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): AUGUST 7, 2002

ZEMEX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Canada (State or other jurisdiction of incorporation)	1-228 (Commission File Number)	None (I.R.S. Employer Identification Number)

95 WELLINGTON STREET WEST, SUITE 2000
TORONTO, ONTARIO, CANADA M5J 2N7
(Address, of Principal Executive Offices)        (Zip Code)

Registrant’s telephone number, including area code (416) 365-8080

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    OTHER EVENTS

Further to an earlier announcement on June 14, 2002 that Richard L. Lister intends to retire as President and Chief Executive Officer, the Registrant announced that Mr. Lister intends to retire as President and Chief Executive Officer on January 15, 2003. The Registrant and Mr. Lister have entered into an amended employment agreement and various consulting and other arrangements in connection with his retirement, including the repurchase by the Registrant from Mr. Lister of 340,000 common shares in its capital for cancellation and the retirement of shareholder loans. In addition, The Dundee Bank has purchased 100,000 common shares of the Registrant from Mr. Lister.

A committee of the Board of Directors has been formed to identify candidates and recommend a successor.

ITEM 7(c).    EXHIBITS

Attached and incorporated herein by reference as Exhibit 10.1 is a copy of the agreement between the Registrant, Mr. Lister and The Dundee Bank dated August 7, 2002 relating to his retirement and the arrangements described under Item 5 above. Also attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Registrant’s press release issued on August 8, 2002 announcing Mr. Lister’s retirement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEMEX CORPORATION

Dated:	August 22, 2002	By: /s/ Allen J. Palmiere Allen J. Palmiere Vice President, Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement dated August 7, 2002 between the Registrant, Mr. Lister and The Dundee Bank relating to his retirement and the arrangements described under Item 5 of this Report on Form 8-K.

99.1	Press Release dated August 8, 2002 announcing Mr. Lister’s retirement.